Exhibit 4.3
DESCRIPTION OF COMMON STOCK

General

Greenlane Holdings, Inc. (“we,” “our,” “us” or the “Company”) has one class of securities outstanding, our common stock, $0.01 par value per share (“Class A common stock”), registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Class B common stock, $0.01 par value per share (“Class B common stock”), and our Class C common stock, $0.01 par value per share (“Class C common stock”), are not registered under Section 12 of the Exchange Act, but descriptions of Class B common stock and Class C common stock are included herein in order to give context to the relative rights of the holders of Class A common stock.
The following is a description of the rights and privileges of our common stock and related provisions of our amended and restated certificate of incorporation (our “charter”), our amended and restated bylaws (our “bylaws”), and applicable provisions of Delaware law. This description is qualified in its entirety by, and should be read in conjunction with, our charter and bylaws and the applicable provisions of Delaware law.
Our charter provides that our authorized capital stock consists of 125,000,000 shares of Class A common stock, 10,000,000 shares of Class B common stock and 100,000,000 shares of Class C common stock.
Class A Common Stock
Issuance of Class A common stock with Common Units
We may undertake any action, including, without limitation, a reclassification, dividend, division or recapitalization with respect to shares of Class A common stock, to the extent necessary to maintain a one-to-one ratio between the number of membership interests of Greenlane Holdings, LLC (“Common Units”) we own, and the number of outstanding shares of Class A common stock, disregarding unvested shares issued in connection with stock incentive plans, shares issuable upon the exercise, conversion or exchange of certain convertible or exchangeable securities and treasury stock.
Voting Rights
Holders of our Class A common stock are entitled to cast one vote per share. Holders of our Class A common stock are not entitled to cumulative voting in the election of directors. Generally, holders of all classes of our common stock, including classes not registered under the Exchange Act, vote together as a single class and an action is approved by our stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, while directors are elected by a plurality of the votes cast. Except as otherwise provided by applicable law, amendments to our charter must be approved by a majority or, in some cases, two-thirds of the combined voting power of all shares entitled to vote, voting together as a single class.
Dividend Rights
Holders of Class A common stock share ratably (based on the number of shares of Class A common stock held) if and when any dividend is declared by our board of directors out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, the Class A common stock with respect to the payment of dividends.
Liquidation Rights
On our liquidation, dissolution or winding up, each holder of Class A common stock will be entitled to a pro rata distribution of the net assets, if any, available for distribution to common stockholders.
Other Matters

No shares of Class A common stock will be subject to redemption or have preemptive rights to purchase additional shares of Class A common stock. Holders of shares of our Class A common stock do not have subscription, redemption or conversion rights.
Authorized but Unissued Shares
The authorized but unissued shares of Class A common stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Class A common stock could render it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Trading
Our Class A common stock is listed on The Nasdaq Global Market under the symbol “GNLN.”
Transfer Agent and Registrar
The transfer agent and registrar for our Class A common stock is EQ. The transfer agent’s address is 3200 Cherry Creek South Drive, Suite 430, Denver, Colorado 80209, and its telephone number is (303) 282-4800.
Class B Common Stock
Issuance of Class B common stock with Common Units
Shares of Class B common stock may be issued only to, and registered in the name of, the owners of Common Units prior to our initial public offering, other than Adam Schoenfeld, our Chief Strategy Officer, and Jacoby & Co. Inc., an affiliated entity of Mr. Schoenfeld and Aaron LoCascio, our Chief Executive Officer, (the “Non-Founder Members”) and persons who acquire shares of Class B common stock, by voluntary conversion of shares of Class C common stock or by a transfer from a holder of shares of Class B common stock. Shares of Class B common stock will only be issued in the future to the extent necessary in connection with the conversion of shares of Class C common stock and to maintain a one-to-one ratio between the number of Common Units owned by all holders of Class B common stock and the number of outstanding shares of Class B common stock owned by all such holders. Shares of Class B common stock will be cancelled on a one-to-one basis if a holder of shares of Class B common stock elects to have its corresponding Common Units redeemed pursuant to the terms of Greenlane Holdings, LLC’s operating agreement (the “Greenlane Operating Agreement”).
Voting Rights
 Holders of Class B common stock are entitled to cast one vote per share, with the number of shares of Class B common stock held by each Non-Founder Member being equal to the number of Common Units held by such Non-Founder Member. Holders of our Class B common stock are not be entitled to cumulate their votes in the election of directors.
Generally, holders of all classes of our common stock vote together as a single class and an action is approved by our stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, while directors are elected by a plurality of the votes cast. Except as otherwise provided by applicable law, amendments to our charter must be approved by a majority or, in some cases, two-thirds of the combined voting power of all shares entitled to vote, voting together as a single class.
Dividend Rights
Holders of our Class B common stock will not participate in any dividend declared by our board of directors.
Liquidation Rights
On our liquidation, dissolution or winding up, holders of our Class B common stock will not be entitled to receive any distribution of our assets.

Transfers
Pursuant to our charter and the Greenlane Operating Agreement, holders of our Class B common stock are subject to restrictions on transfer of such shares, including that:
•the holder will not transfer any shares of Class B common stock to any person unless the holder transfers an equal number of Common Units to the same person; and

•in the event the holder transfers any Common Units to any person, the holder will transfer an equal number of shares of Class B common stock to the same person.
Merger, Consolidation, Tender or Exchange Offer
The holders of our Class B common stock have the right to receive, or the right to elect to receive, the same form and amount (on a per share basis) of consideration, if any, as the holders of our Class C common stock in the event of a merger, consolidation, conversion, exchange or other business combination requiring the approval of our stockholders or a tender or exchange offer to acquire any shares of our Class A common stock. However, in any such event involving consideration in the form of securities, the holders of our Class C common stock will be entitled to receive securities that have no more than three times the voting power of any securities distributed to the holders of our Class B common stock.
Other Matters
No shares of Class B common stock will be subject to redemption or have preemptive rights to purchase additional shares of Class B common stock. Holders of shares of our Class B common stock do not have subscription, redemption or conversion rights.
Class C Common Stock
Issuance of Class C common stock with Common Units
Shares of Class C common stock may be issued only to, and registered in the name of Mr. Schoenfeld, Jacoby & Co. Inc. and Mr. LoCascio (the “Founder Members”), and will only be issued in the future to the extent necessary to maintain a one-to-three ratio between the number of Common Units owned by the holders of Class C common stock and the number of shares of Class C common stock owned by such holders. Shares of Class C common stock will be cancelled on a three-to-one basis if a holder of shares of Class C common stock elects to have its corresponding Common Units redeemed pursuant to the terms of the Greenlane Operating Agreement.
Voting Rights
Holders of our Class C common stock are entitled to cast one vote per share, with the number of shares of Class C common stock held by each Founder Member being equal to three times the number of Common Units held by such Founder Member.
Generally, holders of all classes of our Class C common stock vote together as a single class and an action is approved by our stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, while directors are elected by a plurality of the votes cast. Except as otherwise provided by applicable law, amendments to our charter must be approved by a majority or, in some cases, two-thirds of the combined voting power of all shares entitled to vote, voting together as a single class.
Dividend Rights
Holders of our Class C common stock will not participate in any dividend declared by the board of directors.
Liquidation Rights
On our liquidation, dissolution or winding up, holders of Class C common stock will not be entitled to receive any distribution of our assets.

Transfers
Pursuant to our charter and the Greenlane Operating Agreement, holders of our Class C common stock are subject to restrictions on transfer of such shares, including that:
•the holder will not transfer any shares of Class C Common Stock to any person other than Founder Members except as described below under “— Conversion;

•the holder will not transfer any shares of Class C common stock to any permitted transferee unless the holder transfers one-third the number of Common Units to the same person; and

•in the event the holder transfers any Common Units to any permitted transferee, the holder will transfer three times the number of shares of Class C common stock to the same person.
Conversion
Every three shares of Class C common stock will be automatically converted into one share of Class B common stock if the holders of a majority of the shares of Class C common stock then outstanding, acting as a single class, approve or consent to such conversion.
In addition, if at any time any share of Class C common stock is not owned by, or is transferred to a person other than, (i) Mr. LoCascio or Mr. Schoenfeld, their spouses or any of their lineal descendants, (ii) any entity wholly owned by Mr. LoCascio or Mr. Schoenfeld, their spouses, any of their lineal descendants or any trust or other estate planning vehicle for the benefit of such persons, or (iii) any trust or other estate planning vehicle for the benefit of Mr. LoCascio or Mr. Schoenfeld, their spouses or any of their lineal descendants, such share of Class C common stock shall automatically be converted into one share of Class B common stock.
Merger, Consolidation, Tender or Exchange Offer
 The holders of our Class C common stock will not be entitled to receive consideration per share, if any, for their shares in excess of one-third of that payable per share to the holders of our Class B common stock in the event of a merger, consolidation, conversion, exchange or other business combination requiring the approval of our stockholders or a tender or exchange offer to acquire any shares of our Class A common stock. However, in any such event involving consideration in the form of securities, the holders of our Class C common stock will be entitled to receive securities that have no more than three times the voting power of any securities distributed to the holders of our Class B common stock.
Other Matters
 No shares of Class C common stock will be subject to redemption or have preemptive rights to purchase additional shares of Class C common stock. Holders of shares of our Class C common stock do not have subscription, redemption or, except as expressly provided in our charter, conversion rights. Upon completion of this offering, all outstanding shares of Class C common stock will be validly issued, fully paid and non-assessable
Elimination of Liability in Certain Circumstances
Our charter eliminates the liability of our directors to us or our stockholders for monetary damages resulting from breaches of their fiduciary duties as directors. Directors will remain liable for breaches of their duty of loyalty to us or our stockholders, as well as for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, and transactions from which a director derives improper personal benefit. Our charter will not absolve directors of liability for payment of dividends or stock purchases or redemptions by us in violation of Section 174 (or any successor provision) of the Delaware General Corporation Law.
The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence. We do not believe that this provision eliminates the liability of our directors to us or our stockholders for monetary damages under the federal securities laws. Our charter and bylaws provide indemnification for the benefit of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law as it may be amended from time to time, including most circumstances under which indemnification otherwise would be discretionary.

Provisions of Charter and Bylaws and Delaware Anti-takeover Law
We are governed by the Delaware General Corporation Law. Our charter and bylaws contain provisions that could make more difficult the acquisition of our company by means of a tender offer, a proxy contest or otherwise.
No Written Consent of Stockholders
Our charter and bylaws provide that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting.
Super-Majority Vote For Certain Amendments
Our charter provides that, notwithstanding any other provisions of our charter or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of our capital stock required by law or by our charter, or any certificate of designation with respect to a series of our preferred stock, any amendment or repeal of the provision that stockholders may not act by written consent in lieu of a meeting as described above shall require the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of our capital stock entitled to vote generally at an election of directors, voting together as a single class.
Advance Notice Procedures
Our bylaws provide that our chief executive officer, chairperson of the board of directors or a majority of the members of our board of directors then serving may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our bylaws also limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.
Our bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors, or bring other business before an annual or special meeting of the stockholders. This notice procedure provides that only persons who are nominated by, or at the direction of, our board of directors or by a stockholder who has given timely written notice to the secretary of our company prior to the meeting at which directors are to be elected, will be eligible for election as directors. The procedure also requires that, in order to raise matters at an annual or special meeting, those matters must be raised before the meeting pursuant to the notice of meeting the company delivers or by, or at the direction of, our board of directors or by a stockholder who is entitled to vote at the meeting and who has given timely written notice to the secretary of our company of his, her or its intention to raise those matters at the annual meeting. If our chairperson or other officer presiding at a meeting determines that a person was not nominated, or other business was not brought before the meeting, in accordance with the notice procedure, that person will not be eligible for election as a director or that business will not be conducted at the meeting.
Limitation of Officer and Director Liability and Indemnification Arrangements
Our charter and bylaws limit the liability of our officers and directors to the maximum extent permitted by Delaware law. Delaware law provides that directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:
•any breach of their duty of loyalty to the corporation or its stockholders;
• acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions; or
•any transaction from which the director derived an improper personal benefit.
These provisions of our charter and bylaws have no effect on any non-monetary remedies that may be available to us or our stockholders, nor does it relieve us or our officers or directors from compliance with federal or state securities laws. The bylaws also generally provide that we will indemnify, to the fullest extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, investigation, administrative hearing or any other proceeding by reason of the fact that he or she is or was our director or officer, or is or was serving at our request as a director, officer, employee or agent of another entity, against expenses incurred by him or her in connection with such proceeding. An officer or director will not be entitled to indemnification by us if:
•the officer or director did not act in good faith and in a manner reasonably believed to be in, or not opposed to, our best interests; or
•with respect to any criminal action or proceeding, the officer or director had reasonable cause to believe his or her conduct was unlawful.
In addition to the indemnification provided for in our charter and bylaws, we have entered into indemnification agreements with our executive officers and our directors. Each indemnification agreement provides that we will indemnify such executive officer or director to the fullest extent permitted by law for claims arising in his or her capacity as our director or officer provided that he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In the event that we do not assume the defense of a claim against an executive officer or a director, we will be required to advance his or her expenses in connection with his or her defense, provided that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by us.
The overall effect of the foregoing provisions and indemnification agreements may be to deter a future offer to buy our company. Stockholders might view such an offer to be in their best interest should the offer include a substantial premium over the market price of our Class A common stock at that time. In addition, these provisions may have the effect of assisting our management to retain its position and place it in a better position to resist changes that the stockholders may want to make if dissatisfied with the conduct of our business. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Advance Notice Requirements for Stockholder Proposals and Nomination of Directors
Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. However, in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, such notice will be timely only if received not later than the close of business on the tenth day following the date on which notice of the date of the annual meeting was mailed to stockholders or made public, whichever first occurs. Our bylaws also specify requirements as to the form and content of a stockholder’s notice.
Number of Directors; Removal; Vacancies
Our bylaws provide that we have five directors, provided that this number may be changed by vote of our board of directors. Vacancies on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors then in office. Our bylaws provide that, subject to the rights of holders of any future series of preferred stock, directors may be removed, with or without cause, at meetings of stockholders by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote generally in the election of directors.
Special Meetings of Stockholders; Limitations on Stockholder Action by Written Consent
Our charter provides that special meetings of our stockholders may be called only by our chairman of the board, our chief executive officer, and our board of directors or holders of not less than a majority of our issued and outstanding voting stock. Any action required or permitted to be taken by our stockholders must be effected at an annual or special meeting of stockholders and may not be effected by written consent unless the action to be effected and the taking of such action by written consent have been approved in advance by our board of directors.